Exhibit 99.1

CINEMARK HOLDINGS, INC. REPORTS THIRD QUARTER 2026 RESULTS

Grew Net Income 146% year-over-year to $124 million

Achieved highest third quarter and second-best quarterly revenue and Adjusted EBITDA in Company history of $1.1 billion and $268 million, respectively

Plano, TX, November 3, 2026 – Cinemark Holdings, Inc. (NYSE: CNK), one of the largest and most influential theatrical exhibition companies in the world, today reported results for the three and nine months ended September 30, 2026.

“Following our record-breaking second quarter, we once again delivered exceptional Q3 results with worldwide revenue and Adjusted EBITDA reaching third quarter highs, and Adjusted EBITDA margin expanding 460 basis points year-over-year,” stated Sean Gamble, Cinemark’s President and CEO. “Our ability to translate positive box office momentum from a compelling slate of summer releases into consistent, meaningful earnings growth reflects the strength of our operating model, the effectiveness of our team and the sustained impact of our strategic initiatives.” Gamble continued, “Looking ahead, we remain highly confident in our long-term growth prospects and value proposition, supported by favorable consumer trends and content dynamics, as well as the distinct advantages we derive from our high-quality circuit, healthy balance sheet and differentiated competitive position.”

Q3 2026 Earnings Highlights

•
Entertained 64 million moviegoers across our global footprint that spans 14 countries.
•
Sustained our sizable market share gains of more than 150 basis points since the pandemic in both the U.S. and Latin America, representing the most significant gains of all major exhibitors.
•
Achieved record-setting results throughout our business:
o
Generated best-ever third quarter revenue of $1.1 billion, including record results across all major revenue categories.
o
Delivered all-time high premium large format box office across XD, IMAX and ScreenX, which increased 50% year-over-year and surpassed our prior record by 20%.
o
Produced highest quarterly motion seat revenue that grew 62% year-over-year and accounted for 7% of global box office.
o
Delivered a record third quarter worldwide concession per cap of $6.50 through continued execution of strategic initiatives.
o
Reported record third quarter Adjusted EBITDA of $268 million with Adjusted EBITDA margin of 25.3% that expanded 460 basis points year-over-year.
•
Reported Net Income attributable to Cinemark Holdings, Inc. of $123 million, or $1.04 diluted earnings per share.
•
Deployed $70 million in capital expenditures to maintain and enhance our circuit, including investments in new build theaters, recliner remodels, laser projector conversions, premium amenities and other ROI-generating initiatives; year-to-date capital expenditures reached $170 million as we progress toward a full-year expected investment of approximately $250 million.
•
Generated $136 million of cash from operations and $66 million of free cash flow and ended the quarter with a strong balance sheet, including $556 million of cash.

Financial Results

Cinemark Holdings, Inc.’s total revenue for the three months ended September 30, 2026 increased 23.5% to $1,059.1 million compared with $857.5 million for the three months ended September 30, 2025. For the three months ended September 30, 2026, admissions revenue was $530.8 million while concession revenue was $413.9 million, with attendance of 63.7 million patrons. Worldwide average ticket price was $8.33 and concession revenue per patron was $6.50.

Net income attributable to Cinemark Holdings, Inc. for the three months ended September 30, 2026 was $122.8 million compared with $49.5 million for the three months ended September 30, 2025. Diluted earnings per share for the three months ended September 30, 2026 was $1.04 compared with $0.40 for the three months ended September 30, 2025.

Adjusted EBITDA for the three months ended September 30, 2026 was $267.6 million compared with $177.6 million for the three months ended September 30, 2025. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release and at https://ir.cinemark.com.

Cinemark Holdings, Inc.’s total revenue for the nine months ended September 30, 2026 increased 19.2% to $2,788.6 million compared with $2,338.7 million for the nine months ended September 30, 2025. For the nine months ended September 30, 2026, admissions revenue was $1,382.2 million while concession revenue was $1,102.4 million, with attendance of 166.4 million patrons. Worldwide average ticket price was $8.31 and concession revenue per patron was $6.63.

Net income attributable to Cinemark Holdings, Inc. for the nine months ended September 30, 2026 was $255.8 million compared with $104.1 million for the nine months ended September 30, 2025. Diluted earnings per share for the nine months ended September 30, 2026 was $2.17 compared with $0.77 for the nine months ended September 30, 2025.

Adjusted EBITDA for the nine months ended September 30, 2026 was $650.1 million compared with $446.2 million for the nine months ended September 30, 2025. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release and at https://ir.cinemark.com.

Prepared Earnings Remarks and Conference Call Information

In conjunction with this release, Cinemark will post an earnings executive commentary at https://ir.cinemark.com and will host a live webcast today at 8:30 am ET.

To access the webcast go to https://event.choruscall.com/mediaframe/webcast.html?webcastid=z2EgEw1y. A replay will be available following the call and archived for a limited time.

About Cinemark Holdings, Inc.

Cinemark Holdings, Inc. (NYSE: CNK) provides extraordinary out-of-home entertainment experiences as one of the largest and most influential theatrical exhibition companies in the world. Based in Plano, Texas, Cinemark makes every day cinematic for moviegoers across nearly 500 theaters and more than 5,600 screens, operating in 42 states in the U.S. (301 theaters; 4,211 screens) and 13 South and Central American countries (195 theaters; 1,407 screens). Cinemark offers guests superior sight and sound technology, including Barco laser projection and Cinemark XD, the world’s No. 1 exhibitor-branded premium large format; industry-leading penetration of upscale amenities such as expanded food and beverage offerings, Luxury Lounger recliners and D-BOX motion seats; top-notch guest service; and award-winning loyalty programs such as Cinemark Movie Club. All of this creates an immersive environment for a shared, entertaining escape, underscoring that there is no place more cinematic than Cinemark. For more information go to https://ir.cinemark.com.

Investor Relations Contact:

Chanda Brashears – 972-665-1671 or cbrashears@cinemark.com

Media Contact:

Julia McCartha – 972-665-1322 or pr@cinemark.com

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on information currently available as well as management’s assumptions and beliefs today. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from the results expressed or implied by the statements, and investors should not place undue reliance on them. Risks and uncertainties that could cause actual results to differ materially from such statements include:

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future revenue, expenses and profitability;
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currency exchange rate and inflationary impacts;
•
general economic conditions in the United States and internationally;
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the future development and expected growth of our business;
•
projected capital expenditures;
•
access to capital resources;
•
attendance at movies generally or in any of the markets in which we operate;
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the number and diversity of popular movies released, the length of exclusive theatrical release windows, and our ability to successfully license and exhibit popular films;
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national and international growth in our industry;
•
competition from other exhibitors, alternative forms of entertainment and content delivery via streaming and other formats;
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changes in legislation, government regulations or policies that affect our operations;
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determinations in lawsuits in which we are a party; and
•
extraordinary events beyond our control, such as conflicts, wars, natural disasters, public health crises, labor strikes, or terrorist acts.

You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict. Such risks and uncertainties could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In evaluating forward-looking statements, you should carefully consider the risks and uncertainties described in the “Risk Factors” section or other sections in the Company's Annual Report on Form 10-K filed February 18, 2026. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cinemark Holdings, Inc.

Financial and Operating Summary

(unaudited, in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Statement of income data:
Revenue
Admissions	$530.8	$429.7	$1,382.2	$1,160.9
Concession	413.9	336.7	1,102.4	924.8
Other	114.4	91.1	304.0	253.0
Total revenue	$1,059.1	$857.5	$2,788.6	$2,338.7
Cost of operations
Film rentals and advertising	309.3	245.5	790.9	657.7
Concession supplies	79.1	65.6	209.6	183.0
Salaries and wages	116.1	106.3	327.1	306.0
Facility lease expense	90.4	81.9	260.3	243.1
Utilities and other	142.9	127.4	394.3	357.8
General and administrative expenses	63.5	61.9	182.4	170.5
Depreciation and amortization	53.5	50.9	156.7	149.8
Impairment of long-lived and other assets	—	0.6	—	2.2
(Gain) loss on disposal of assets and other	(2.3)	3.0	4.2	(0.1)
Total cost of operations	852.5	743.1	2,325.5	2,070.0
Operating income	206.6	114.4	463.1	268.7
Other income (expense)
Interest expense	(31.3)	(32.2)	(97.3)	(110.1)
Loss on debt amendments and extinguishments	—	—	(2.8)	(1.5)
Loss on warrants	—	(54.5)	—	(54.5)
Other (loss) income, net	(0.8)	(0.1)	4.9	8.9
Income before income taxes	174.5	27.6	367.9	111.5
Income tax expense (benefit)	50.3	(22.9)	108.7	4.9
Net income	$124.2	$50.5	$259.2	$106.6
Less: Net income attributable to noncontrolling interests	1.4	1.0	3.4	2.5
Net income attributable to Cinemark Holdings, Inc.	$122.8	$49.5	$255.8	$104.1
Net income per share attributable to Cinemark Holdings, Inc.'s common stockholders
Basic	$1.06	$0.43	$2.20	$0.88
Diluted	$1.04	$0.40	$2.17	$0.77
Weighted average shares outstanding
Basic	114.7	113.8	114.9	115.5
Diluted	116.4	123.8	116.7	139.4

Other Operating Data

(unaudited, in millions)

	As of
	September 30, 2026	December 31, 2025
Balance sheet data:
Cash and cash equivalents	$555.5	$344.3
Theater properties and equipment, net	$1,181.7	$1,175.8
Total assets	$4,582.7	$4,433.9
Total long-term debt, net of unamortized debt issuance costs and original issue discount	$1,876.4	$1,875.6
Total equity	$622.8	$413.8

	Nine Months Ended September 30,
	2026	2025
Cash flows provided by (used for):
Operating activities (1)	$475.8	$248.3
Investing activities	$(166.5)	$(98.6)
Financing activities	$(95.7)	$(761.8)
(1)
We define free cash flow as cash flows provided by operating activities less capital expenditures. A reconciliation of cash flows provided by operating activities to free cash flow is provided below:

	Nine Months Ended September 30,
	2026	2025
Reconciliation of free cash flow:
Cash flows provided by operating activities	$475.8	$248.3
Less: capital expenditures	169.7	105.6
Free cash flow	$306.1	$142.7

Segment Information

(unaudited, in millions, except per patron data)

	U.S. Reportable Segment		International Reportable Segment			Consolidated
	Three Months Ended September 30,		Three Months Ended September 30,			Three Months Ended September 30,
Revenue and Attendance	2026	2025	2026	2025	Constant Currency (1) 2026	2026	2025
Admissions revenue	$417.3	$348.5	$113.5	$81.2	$111.8	$530.8	$429.7
Concession revenue	323.8	272.4	90.1	64.3	87.5	413.9	336.7
Other revenue	76.4	62.7	38.0	28.4	37.3	114.4	91.1
Total revenue	$817.5	$683.6	$241.6	$173.9	$236.6	$1,059.1	$857.5
Attendance	37.4	33.2	26.3	21.0		63.7	54.2
Average ticket price	$11.16	$10.50	$4.32	$3.87	$4.25	$8.33	$7.93
Concession revenue per patron	$8.66	$8.20	$3.43	$3.06	$3.33	$6.50	$6.21
Cost of Operations
Film rentals and advertising	$250.9	$203.4	$58.4	$42.1	$57.7	$309.3	$245.5
Concession supplies	$59.0	$51.1	$20.1	$14.5	$19.5	$79.1	$65.6
Salaries and wages	$92.7	$88.7	$23.4	$17.6	$22.5	$116.1	$106.3
Facility lease expense	$63.4	$61.0	$27.0	$20.9	$26.0	$90.4	$81.9
Utilities and other	$108.9	$99.0	$34.0	$28.4	$33.5	$142.9	$127.4

	U.S. Reportable Segment		International Reportable Segment			Consolidated
	Nine Months Ended September 30,		Nine Months Ended September 30,			Nine Months Ended September 30,
Revenue and Attendance	2026	2025	2026	2025	Constant Currency (1) 2026	2026	2025
Admissions revenue	$1,105.5	$939.5	$276.7	$221.4	$272.0	$1,382.2	$1,160.9
Concession revenue	879.5	744.4	222.9	180.4	216.9	1,102.4	924.8
Other revenue	207.2	176.1	96.8	76.9	95.5	304.0	253.0
Total revenue	$2,192.2	$1,860.0	$596.4	$478.7	$584.4	$2,788.6	$2,338.7
Attendance	101.6	90.7	64.8	58.0		166.4	148.7
Average ticket price	$10.88	$10.36	$4.27	$3.82	$4.20	$8.31	$7.81
Concession revenue per patron	$8.66	$8.21	$3.44	$3.11	$3.35	$6.63	$6.22
Cost of Operations
Film rentals and advertising	$650.2	$544.3	$140.7	$113.4	$138.7	$790.9	$657.7
Concession supplies	$159.4	$141.9	$50.2	$41.1	$48.7	$209.6	$183.0
Salaries and wages	$264.9	$254.2	$62.2	$51.8	$60.7	$327.1	$306.0
Facility lease expense	$189.2	$183.4	$71.1	$59.7	$68.3	$260.3	$243.1
Utilities and other	$302.2	$278.5	$92.1	$79.3	$90.7	$394.3	$357.8

(1) Constant currency amounts, which are non-GAAP measurements, were calculated using the average exchange rate for the corresponding month for 2025. We translate the results of our international reportable segment from local currencies into U.S. dollars using currency rates in effect at different points in time in accordance with U.S. GAAP. Significant changes in foreign currency exchange rates from one period to the next can result in meaningful variations in reported results. We are providing constant currency amounts for our international reportable segment to present a period-to-period comparison of business performance that excludes the impact of foreign currency fluctuations.

Other Segment Information

(unaudited, in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Adjusted EBITDA (1)
U.S.	$203.1	$140.2	$511.8	$348.3
International	64.5	37.4	138.3	97.9
Total Adjusted EBITDA (1)	$267.6	$177.6	$650.1	$446.2

Capital expenditures
U.S.	$58.0	$42.3	$135.6	$84.2
International	12.4	11.1	34.1	21.4
Total capital expenditures	$70.4	$53.4	$169.7	$105.6
(1)
Adjusted EBITDA represents net income before income taxes, depreciation and amortization expense and other items, as calculated below. Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and liquidity, estimate our value and evaluate our ability to service debt. In addition, we use Adjusted EBITDA for incentive compensation purposes. A reconciliation of net income to Adjusted EBITDA is provided below.

Reconciliation of Adjusted EBITDA

(unaudited, in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Net income	$124.2	$50.5	$259.2	$106.6
Add (deduct):
Income tax expense (benefit)	50.3	(22.9)	108.7	4.9
Interest expense (1)	31.3	32.2	97.3	110.1
Other loss (income), net	0.8	0.1	(4.9)	(8.9)
Cash distributions from equity investees (2)	2.0	1.3	6.3	8.0
Depreciation and amortization	53.5	50.9	156.7	149.8
Impairment of long-lived and other assets	—	0.6	—	2.2
(Gain) loss on disposal of assets and other	(2.3)	3.0	4.2	(0.1)
Loss on debt amendments and extinguishments	—	—	2.8	1.5
Loss on warrants	—	54.5	—	54.5
Non-cash rent expense	(2.7)	(2.9)	(8.3)	(8.5)
Share-based awards compensation expense (3)	10.5	10.3	28.1	26.1
Adjusted EBITDA	$267.6	$177.6	$650.1	$446.2
(1)
Includes amortization of debt issuance costs, amortization of original issue discount and amortization of accumulated losses for amended swap agreements.
(2)
Reflects cash distributions received from equity investees that were recorded as a reduction of the respective investment balances. These distributions are reported entirely within the U.S. reportable segment.
(3)
Non-cash expense included in general and administrative expenses.